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                                                        Exhibit 10.8


                  AMENDMENT TO INDEMNIFICATION AGREEMENT


     THIS AMENDMENT TO INDEMNIFICATION AGREEMENT (the "Amendment") is dated as of January 13, 1997, by and between TENCOR INSTRUMENTS, a California corporation (the "Company"), and DENNIS J. FORTINO (the "Indemnitee").

     WHEREAS, the Company and the Indemnitee have previously entered into an Indemnification Agreement (the "Agreement"); and

     WHEREAS, the Company and the Indemnitee desire to amend and supplement the Agreement, all on the terms and conditions provided herein.

     NOW, THEREFORE, the Company and the indemnitee hereby agree as follows:

     1. SUBSECTION 2(a) - ADVANCES OF EXPENSES. The following shall be added at the end of Subsection 2(a) of the Agreement:

             Any dispute concerning the advancement of expenses shall be resolved by arbitration before an arbitrator selected by Indemnitee and approved by the Company. If the parties cannot agree on a single arbitrator, then the claim shall be heard by a panel of three arbitrators, with one selected by Indemnitee, one selected by the Company and one selected jointly by the foregoing two arbitrators. Each of the arbitrators shall be a litigation or corporate attorney with experience in the field of officer and director indemnification. The arbitrators shall be selected within fifteen (15) days after demand for arbitration and shall render a decision within forty-five (45) days after selection, unless good cause is shown for requiring a longer decision period. The Company shall act in utmost good faith to provide timely information to the arbitrators and insure Indemnitee a full opportunity to defend against the Company's claim that Indemnitee is not entitled to an advance of expenses. The Company shall indemnify Indemnity against all expenses incurred by Indemnitee under the dispute resolutions proceedings set forth in this Subsection 2(a), unless a court of competent jurisdiction finds that each of the claims and/or defenses by indemnitee in the action or proceeding for which an advance is sought was frivolous or made in bad faith.

     2. SUBSECTION 2(c) - PROCEDURE. The third sentence of Subsection 2(c) of the agreement shall be amended in its entirety to read as follows:

             It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but it shall be presumed that Indemnitee has met any applicable standard of conduct required for indemnification, unless the Company has affirmatively shown that Indemnitee did not meet that standard, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a), unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.


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     3.   SUBSECTION 2(d) - NOTICE TO INSURERS. The following shall be added at the end of Subsection 2(d) of the Agreement:

             The Company shall indemnify Indemnitee against any reasonable direct or indirect costs (including, without limitation, attorneys' fees and disbursements) incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policies referred to in this Subsection 2(d) and shall advance to Indemnitee the costs of such action in the manner provided in Subsection 2(a) hereof.

     4. NO FURTHER AMENDMENT. Except as specifically provided herein, the Agreement shall not be amended and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                      COMPANY:
                                      TENCOR INSTRUMENTS


                                      By: _______________________________
                                          Its:

                                      INDEMNITEE: